Exhibit 3.34(a)

CERTIFICATE OF INCORPORATION

OF

COAL VENTURES, INC.

           1.  Name. The name of the Corporation shall be Coal Ventures, Inc.

           2.  Registered Office and Agent. The Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

           3.  Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           4.  Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

           5.  Bylaws. The board of directors is authorized to make, alter or repeal the bylaws of the Corporation.

           6.  Cumulative Voting. Cumulative voting shall not be allowed in the election of directors.

           7.  Incorporator. The name and mailing address of the sole incorporator is:

                L. J. Vitalo
                The Corporation Trust Company
                Corporation Trust Center
                1209 Orange Street
                Wilmington, Delaware 19801

           8.  Director Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment.

           9.  Indemnification. Each person who is or becomes an executive officer or director of the Corporation shall be indemnified and advanced expenses by the Corporation with respect to all threatened, pending or completed actions, suits or proceedings in which that person was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Corporation. This Article obligates the Corporation to indemnify and advance expenses to its executive officers or directors only in connection with proceedings arising from that person’s conduct in his official capacity with the Corporation to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which directors and executive officers may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.

           I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of May, 1998.

/s/ L.J. Vitalo Sole Incorporator L. J. Vitalo

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF COAL VENTURES, INC.

June 25, 1998

           Coal Ventures, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

Section 4 of the Corporation's Certificate of Incorporation is amended to read in its entirety as set forth below:

4. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Thousand (150,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Thousand Five Hundred Dollars ($1,500.00).

COAL VENTURES, INC. By: /s/ John Lynch John Lynch, Secretary

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF COAL VENTURES, INC.

August 3, 1998

           Coal Ventures, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware:

Section 1 of the Corporation's Certificate of Incorporation is amended to read in its entirety as set forth below:

1. Name. The name of the Corporation shall be AEI Resources, Inc.

COAL VENTURES, INC. By: /s/ Donald Brown Donald Brown, President

CERTIFICATE OF CONVERSION

OF

AEI RESOURCES, INC.
(a Delaware corporation)

INTO

AEI RESOURCES, LLC
(a Delaware limited liability company)

           AEI RESOURCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

           FIRST: That AEI Resources, Inc. was originally incorporated on May 6, 1998 in the State of Delaware under the name "Coal Ventures, Inc."

           SECOND: That on August 3, 1998 Coal Ventures, Inc. did file a Certificate of Amendment changing its name to "AEI Resources, Inc."

           THIRD: That AEI Resources, Inc. does now wish to convert from a corporation to a limited liability company, pursuant to Section 266 of the General Corporation Law, to be named AEI Resources, LLC, as set forth in the Certificate of Formation, filed contemporaneously herewith.

           FOURTH: That the conversion of AEI Resources, Inc. to AEI Resources, LLC has been approved by the board of directors and sole stockholder of AEI Resources, Inc. in accordance with Section 266 of the General Corporation law.

           FIFTH: That the conversion of AEI Resources, Inc. to AEI Resources, LLC shall be effective upon the filing of this Certificate of Conversion and the Certificate of Formation of AEI Resources, LLC, filed contemporaneously herewith.

[SIGNATURE PAGE FOLLOWS.]

           IN WITNESS WHEREOF, AEI Resources, Inc. has caused this Certificate of Conversion to be executed by an authorized officer as of the 9th day of May, 2002.

AEI RESOURCES, INC. (a Delaware corporation) By: /s/ Julie Hudson Secretary Authorized Signatory

CERTIFICATE OF FORMATION

OF

AEI RESOURCES, LLC

           This Certificate of Formation of AEI Resources, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended.

           1.  The name of the Company is:

AEI Resources, LLC

           2.  The address of the registered office of the Company in Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of its Registered Agent at that address is The Corporation Trust Company.

           IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 9th day of May, 2002.

AEI RESOURCES, INC. By: /s/ Julie Hudson Secretary Authorized Signatory

CERTIFICATE OF AMENDMENT

OF

AEI RESOURCES, LLC

           1.  The name of the limited liability company is AEI Resources, LLC.

           2.  The Certificate of Formation of the limited liability company is hereby amended as follows:

           Article 1 is amended to read in its entirety as follows:

1. The name of the limited liability company is Horizon NR, LLC.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of this 20th day of June, 2002.

AEI RESOURCES, INC. By: Horizon Natural Resources Company, its member By: /s/ Donald P. Brown Name: Donald P. Brown Title: President